Exhibit 99

News Release

First Regional	1801 Century Park East
Bancorp	Century City, California 90067
Telephone (310) 552-1776
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL BANCORP POSTS OPERATING LOSSES FOR FOURTH
QUARTER AND FULL YEAR 2008 ON HIGHER LOAN LOSS PROVISIONS;
COMPANY MAINTAINS “WELL CAPITALIZED” RATIOS

CENTURY CITY, CALIFORNIA (February 4, 2009)—First Regional Bancorp (Nasdaq-GSM:  FRGB) today announced financial results for both the fourth quarter and year ended December 31, 2008.  Reflecting higher loan loss provisions due to the continuing economic recession, the Company reported operating losses for both the quarter and the full year.  Core earnings (before loan loss provisions and taxes) declined from earlier periods but remained substantial.

The net loss for the quarter ended December 31, 2008 was $10.2 million, equal to 86 cents per diluted share, compared to net income for the fourth quarter of 2007 of $7.9 million, equal to 62 cents per diluted share.  For the full year 2008, the Company recorded a net loss of $22.8 million, or $1.93 per diluted share, versus 2007 net income of $33.6 million, equal to $2.59 per diluted share.

At December 31, 2008, total assets were $2.467 billion, compared to $2.174 billion one year earlier. Total deposits grew to $2.130 billion from $1.721 billion a year earlier, and net loans rose to $2.259 billion from $2.020 billion at December 31, 2007. The increase in loans was the result of a decline in loan payoffs due to slower sales of completed condominium units and the ongoing funding of previously-approved construction loan commitments.  At the end of 2008, equity totaled $151.0 million.  As First Regional has no “intangible” assets on its books, all of the Company’s equity is tangible.  First Regional continues to exceed all financial ratio requirements under applicable regulations for “Well Capitalized” status, the highest level established by banking regulators.

Reflecting the impact of the economic downturn, in the fourth quarter of 2008 First Regional made a $26.3 million provision to its loan loss reserve and charged off a total of $14.2 million in loans. These transactions brought the loan loss reserve to $66.2 million, or 2.85% of gross loans, at December 31, 2008. Nonperforming assets as of the same date totaled $121.0 million, or 5.33% of gross loans plus other real estate owned, compared to $10.5 million at December 31, 2007.

H. Anthony Gartshore, President and Chief Executive Officer, commented: “Clearly these are challenging times for the nation and for financial institutions, and obviously our results have been adversely affected by these difficult conditions. The impact of the economic climate on real estate values has been of particular concern.  Our 2008 loan loss provisions reflect our ongoing review of our loan portfolio, and our current assessment of collateral values and borrower performance. It should be emphasized that the vast majority of our loan portfolio continues to be well-secured and to perform as agreed. Nonetheless, our nonperforming assets increased in the fourth quarter of 2008.  First Regional is continuing its long-standing practice of confronting challenges fully, directly, and realistically.  We do not hesitate to place loans on nonaccrual status (rendering them “nonperforming” by definition) as part of our enhanced collection program.  Most of our nonperforming assets are secured by real estate, and thus our risk of loss is mitigated by the value of the underlying collateral even in a declining market.  Reflecting the economic environment in which we now operate, we remain highly selective on loan transactions. While we believe we are dealing effectively with our problem loans, the economic future remains unclear, and additional loan loss provisions will be made if warranted based on our ongoing analysis of First Regional’s loan portfolio performance and economic conditions in general.”

Mr. Gartshore continued: “First Regional’s long-standing emphasis on capital strength has enabled us to deal realistically with the economic environment while maintaining “well capitalized” capital ratios, the highest standard established by banking regulators. Moreover, our core earnings (before loan loss provisions and taxes), though reduced, remain substantial despite the decline in operating margins in 2008 due to the Federal Reserve’s actions to reduce interest rates in an attempt to stimulate the economy.

“As we move forward, we will continue to benefit from our skilled and experienced management and our capable and professional staff. These members of the First Regional team have shown the talent and experience to confront the challenges and to capitalize on the opportunities that will doubtless arise as the economy and the credit markets return to health. We will continue to provide our clients with our unmatched level of service and the efficient, cost-effective operation they have come to expect.”

Mr. Gartshore concluded: “While we foresee many challenges, we remain confident regarding the future. The current environment continues to require difficult measures, but we are committed to taking those actions as necessary steps in enhancing value over time for First Regional’s shareholders.”

First Regional Bancorp is a bank holding company headquartered in Century City, California.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

# # #

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000’s omitted)
As of December 31	2008	2007

ASSETS:
Cash and due from banks	$19,192	$46,676
Federal funds sold	42,340	0
Cash and cash equivalents	61,532	46,676

Investment securities, available for sale	26,735	32,156
Federal Home Loan Bank stock - at cost	6,557	8,487
Loans, net of allowance	2,259,341	2,020,217
Premises and equipment, net of depreciation	4,812	5,438
Other real estate owned	9,899	0
Accrued interest receivable and other assets	97,808	61,341

Total assets	$2,466,684	$2,174,315

LIABILITIES AND CAPITAL:
Demand deposits	$368,517	$418,220
Savings deposits	50,011	58,173
Money market deposits	610,125	951,488
Time deposits	1,101,319	293,196

Total deposits	2,129,972	1,721,077

Funds purchased	0	20,955
Federal Home Loan Bank advances	60,000	135,000
Subordinated debentures	100,517	100,517
Accrued interest payable and other liabilities	25,212	22,147

Total liabilities	2,315,701	1,999,696

Stated capital	45,008	45,989
Retained earnings	105,672	128,480
Net unrealized gains on available-for-sale securities, net of taxes	303	150

Total shareholders’ equity	150,983	174,619

Total liabilities and shareholders’ equity	$2,466,684	$2,174,315

Book value per share outstanding	$12.76	$14.69

Total shares outstanding	11,833,616	11,890,487

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2008	2007	2008	2007

Interest on loans	$33,766	$42,873	$147,155	$169,303
Interest on federal funds sold	47	244	325	576
Interest on deposits in financial institutions	11	80	147	293
Interest on investment securities	325	338	1,330	1,289

Total interest income	34,149	43,535	148,957	171,461

Interest on deposits	12,539	13,219	44,927	50,125
Interest on subordinated debentures	1,203	1,969	5,253	7,095
Interest on FHLB advances	264	1,543	4,350	6,414
Interest on other borrowings	0	5	33	16

Total interest expense	14,006	16,736	54,563	63,650

Net interest income	20,143	26,799	94,394	107,811

Provision for loan losses	26,261	1,422	92,212	2,622

Net interest income (loss) after provision for loan losses	(6,118)	25,377	2,182	105,189

Other operating income	2,120	4,671	12,165	11,421

Salaries and related benefits	8,214	9,073	34,002	36,373
Occupancy expenses	992	956	3,908	3,640
Other operating expenses	5,392	6,638	18,029	18,567

Total other operating expenses	14,598	16,667	55,939	58,580

Income (loss) before provision (benefit) for income taxes	(18,596)	13,381	(41,592)	58,030

Provision for income taxes (benefit)	(8,387)	5,479	(18,787)	24,420

Net income (loss)	$(10,209)	$7,902	$(22,805)	$33,610

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2008	2007	2008	2007
Net income per share
Basic	$(0.86)	$0.66	$(1.93)	$2.77
Diluted	$(0.86)	$0.62	$(1.93)	$2.59

Average shares outstanding	11,832,626	11,935,640	11,817,678	12,120,892
Diluted average shares	11,832,626	12,793,075	11,817,678	12,981,088

Average equity	$157,530	$172,263	$167,929	$163,370
Average assets	$2,437,989	$2,150,076	$2,380,776	$2,056,426
Return on average equity (%)	(25.78)	18.20	(13.58)	20.57
Return on average assets (%)	(1.67)	1.46	(0.96)	1.63
Efficiency ratio (%)	65.57	52.96	52.50	49.13
Number of employees	302	301
Assets per employee (000s)	$8,168	$7,224

CREDIT QUALITY

Beginning reserve for loan losses	$54,674	$21,993	$22,771	$20,624
Loan loss provisions	26,261	1,422	92,212	2,622
Loan recoveries	1	0	20	94
Loan chargeoffs	14,162	691	48,407	741
Net change in allowance for unfunded loan commitments and lines of credit	(551)	47	(373)	172
Ending reserve for loan losses	$66,223	$22,771	$66,223	$22,771

Loans Past Due 30-89 days	$112,788	$21,440

Loans Past Due 90 days or More	$18,539	$8,525
Nonaccrual Loans	92,517	2,000
Other Real Estate Owned	9,899	0
Nonperforming Assets	$120,955	$10,525

Nonperforming assets / gross loans + OREO (%)	5.33	0.52
Reserve for loan losses / nonperforming assets (%)	54.75	216.35
Reserve for loan losses / gross loans (%)	2.85	1.11

	(000s omitted)
	For the Three Months Ended December 31,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross loans	$2,331,203	$33,766	5.76	$2,028,014	$42,873	8.39
Federal funds sold	26,830	47	0.70	21,653	244	4.47
Investment securities	26,297	336	5.08	31,954	418	5.19
Total earning assets	$2,384,330	$34,149	5.70	$2,081,621	$43,535	8.30

Deposits	$2,087,927	$12,539	2.39	$1,746,931	$13,219	3.00
Federal Home Loan Bank advances	108,155	264	0.97	132,446	1,543	4.62
Subordinated debentures	100,517	1,203	4.76	100,517	1,969	7.77
Funds purchased	68	0	0.00	475	5	4.18
Total bearing liabilities	$2,296,667	$14,006	2.43	$1,980,369	$16,736	3.35

Net interest spread (1)			3.27			4.95

Net interest margin (2)			3.35			5.11

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

	(000s omitted)
	For the Twelve Months Ended December 31,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$2,270,810	$147,155	6.48	$1,916,249	$169,303	8.84
Federal funds sold	19,607	325	1.66	11,772	576	4.89
Investment Securities	28,646	1,477	5.16	30,886	1,582	5.12
Total Earning Assets	$2,319,063	$148,957	6.42	$1,958,907	$171,461	8.75

Deposits	$1,934,708	$44,927	2.32	$1,664,273	$50,125	3.01
Federal Home Loan Bank Advances	187,053	4,350	2.33	125,439	6,414	5.11
Subordinated Debentures	100,517	5,253	5.23	94,840	7,095	7.48
Funds Purchased	1,132	33	2.92	210	16	7.62
Total Bearing Liabilities	$2,223,410	$54,563	2.45	$1,884,762	$63,650	3.38

Net Interest Spread (1)			3.97			5.37

Net Interest Margin (2)			4.07			5.50

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

The following is a schedule of the primary components of First Regional Bank’s loan portfolio as of December 31, 2008.

	Disbursed Balance as of December 31, 2008	Percentage of Total

Commercial Real Estate Loans
Construction

Condominium	$321,830,000	13.81%
Apartment	46,688,000	2.00%
SFR	58,280,000	2.50%
Office	18,266,000	0.78%
Retail	67,299,000	2.89%
Commercial/Industrial	0	0.00%
Mixed Use	57,000,000	2.45%
Other (Hotel/Motel)	36,645,000	1.57%

Total	606,008,000	26.00%

Mini Perm/Bridge

Condo	52,495,000	2.25%
Apartment	541,722,000	23.25%
SFR	53,432,000	2.29%
Office	80,654,000	3.46%
Retail	155,998,000	6.69%
Commercial/Industrial	34,772,000	1.49%
Mixed Use	110,114,000	4.73%
Other (Hotel/Motel)	160,494,000	6.89%

Total	1,189,681,000	51.05%

Land Loans by County

California Counties
Los Angeles	161,283,000	6.92%
Orange	27,577,000	1.18%
Riverside	8,882,000	0.38%
San Bernardino	13,980,000	0.60%
San Diego	6,413,000	0.28%
Other	8,629,000	0.37%

California Total	226,764,000	9.73%

	Disbursed Balance as of December 31, 2008	Percentage of Total

Other States	24,771,000	1.06%

Total Land Loans	251,535,000	10.79%

Government Guaranteed Loans	1,337,000	0.06%

Total Real Estate Loans	2,048,561,000	87.90%

Commercial Non-Real Estate Secured Loans	281,635,000	12.10%

Total Loans	2,330,196,000	100.00%

Less - Allowance for loan losses	66,223,000
- Deferred loan fees	4,632,000

Net loans	$2,259,341,000